Exhibit 99.1

NEWAGE UPGRADES FINANCIAL FLEXIBILITY WITH THE
ADDITION OF A NEW $30 MILLION DEBT FACILITY

Total unrestricted cash balance now in excess of $50MM

DENVER, COLORADO, December 1, 2020 – NewAge, Inc. (Nasdaq: NBEV), the Colorado-based social selling and distribution company with a network of independent business owners across 75 countries worldwide, today announced that it will closed a new debt facility for a total of $30 million, increasing its unrestricted cash balance to more than $50 million.

The new two-year debt facility with funds and accounts managed by JGB Management, Inc. (JGB), replaces the existing line of credit that the Company had in place with East West Bank, which will be satisfied in full at closing. In addition to eliminating the East West facility, the new line of credit will be used to provide $10 million in cash as part of the ARIIX transaction and for general working capital purposes. Details of the agreement are included in the Company’s Current Report on Form 8-K filed on December 1, 2020.

Greg Gould, Chief Financial Officer of NewAge, commented, “We are pleased to be able to secure this financing and partner with a great organization like JGB. I’m excited about our new partnership with JGB, which even further strengthens our company’s financial position. We intend to use the funds to fully pay off our loan balance with East West Bank, fulfill our cash payment obligation under the ARIIX transaction, and use strategically to fund operating activities designed to accelerate our global organic revenue growth. With the addition of this financing our unrestricted cash balance will now exceed $50 million. With the completion of the NewAge/ARIIX merger and the expected improved cash generation of the combined company augmented with the new credit facility, I believe we have significant financial flexibility to meet our organic operating needs throughout 2021.”

Brett Cohen, Founder of JGB mentioned, “We are very excited to be working with NewAge and to provide the financing for their organic growth and other needs. We look forward to this new relationship and being a key component of their strategic growth plans.”

Advising NewAge on the transaction was A.G.P./Alliance Global Partners as advisor and placement agent.

About NewAge, Inc. (NASDAQ: NBEV)

NewAge is a Colorado-based organic and healthy products company intending to become one of the world’s leading social selling and distribution companies. The Company builds brands across three primary platforms including health and wellness, healthy appearance, and nutritional performance. NewAge employs an omnichannel route to market across more than 75 countries worldwide with a team of more than 400,000 independent distributors. The Company operates the websites newage.com, noninewage.com, ariix.com, mavie.com, thelimucompany.com, zennoa.com and a number of other individual brand websites.

About A.G.P. /Alliance Global Partners

A.G.P./Alliance Global Partners is an investment banking and advisory firm that has been a member of FINRA and registered with the SEC since 1980. A.G.P provides brokerage and wealth management services with access to all major domestic exchanges as well as over 30 global markets. A.G.P. specializes in wealth management and the middle market institutional arena. A.G.P. provides clients with boutique-level services along with the confidence of knowing their assets are held at Fidelity Clearing and Custody. A.G.P maintains long-lasting relationships with clients, ranging from some of the largest institutions investors and selected individual investors. More information on Alliance General Partners can be found at www.allianceg.com.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made under the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management’s expectations regarding future results of operations, economic performance, financial condition, the acquisition of ARIIX, statements about the benefit of the ARIIX transaction, upgrades to NewAge’s financial position, acceleration of our global organic revenue growth, expected improved cash generation of the combined company, having significant financial flexibility to meet the Company’s organic operating needs throughout 2021, and the extent and duration of COVID-19 on its business. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable, but there is no assurance they will prove to be accurate. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. NewAge competes in a rapidly growing and transforming industry, and risk factors, including those disclosed in the Company’s filings with the Securities and Exchange Commission, might affect the Company’s operations. Unless required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about NewAge please contact:

NewAge Investor Relations:

Riley Timmer
Vice President, Investor Relations
Tel: 1-801-870-8685
Riley_Timmer@NewAge.com

Investor Relations Counsel:

John Mills/Scott Van Winkle

ICR – Strategic Communications and Advisory

Tel: 1-646-277-1254/1-617-956-6736

newage@icrinc.com

NewAge, Inc.:

Gregory A. Gould

Chief Financial Officer

Tel: 1-303-566-3030

Greg_Gould@NewAge.com